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EXHIBIT 5.1

                      BERMAN RENNERT VOGEL & MANDLER, P.A.
                            ATTORNEYS AND COUNSELORS
                  BANK OF AMERICA TOWER AT INTERNATIONAL PLACE
                     100 SOUTHEAST SECOND STREET, SUITE 2900
                            MIAMI, FLORIDA 33131-2130

CHARLES J. RENNERT                                          PHONE (305) 577-4177
                                                              FAX (305) 373-6036


                                February 12, 2004


Advanced Viral Research Corp.
200 Corporate Boulevard South
Yonkers, New York 10701

Gentlemen:


         You have requested our opinion, as counsel to Advanced Viral Research Corp., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-1 (Registration No. 333-112296, as amended (the "Registration Statement"), filed by the Company with the United States Securities and Exchange Commission (the "Commission").



         The Registration Statement relates to an offering of up to 262,519,658 shares (the "Shares") of the common stock of the Company, par value $0.00001 per share, by certain Selling Stockholders as defined therein.


         We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and instruments relating to the Company as we have deemed relevant and necessary to the formation of the opinion hereinafter set forth. In such examination, we have assumed the genuineness and authenticity of all documents examined by us and all signatures thereon, the legal capacity of all persons executing such documents, the conformity to originals of all copies of documents submitted to us and the truth and correctness of any representations and warranties contained therein.

         We have also consulted with officers and directors of the Company and have obtained such representations with respect to the matters of fact as we have deemed necessary or advisable for purposes of rendering the opinion hereinafter expressed. We have not independently verified the factual statements made to us in connection therewith, nor the veracity of such representations.

         Based upon and subject to the foregoing, we are of the opinion that the Shares covered by the Registration Statement, upon receipt of payment therefor and the satisfaction of all other conditions as referenced in all agreements relating thereto, will constitute legally issued securities of the Company, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference of this law firm in the Prospectus under the heading "LEGAL MATTERS." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                     Respectfully submitted,

                                     /s/ BERMAN RENNERT VOGEL & MANDLER, P.A.
                                     ----------------------------------------
                                     BERMAN RENNERT VOGEL & MANDLER, P.A.